Exhibit 10.9

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of April, 2016, by SAFETY QUICK LIGHTING & FANS CORP, a Florida corporation (“Debtor”), in favor of NIELSEN & BAINBRIDGE, LLC, a Delaware limited liability company (“Secured Party”).

WITNESSETH

WHEREAS, Secured Party has advanced funds (such advance, together with any extension or restructure, the “Loan”) for the benefit of Debtor in the aggregate maximum amount of Ten Million and No/100 Dollars ($10,000,000.00) to certain suppliers of Debtor in China for the manufacture of SQL-GE inventory;

WHEREAS, in order to induce Secured Party to advance such funds to Debtor, Debtor has agreed to pledge certain assets of Debtor to Secured Party and to the filing of UCC-1 financing statements in the jurisdictions of Florida, Georgia and Texas in favor of Secured Party, pursuant to the terms and provisions contained herein.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements contained herein, and in order to induce Secured Party to enter into the Loan and to advance funds to Debtor, Debtor hereby agrees with Secured Party as follows:

SECTION 1. Definitions. Reference is hereby made to this Agreement, the UCC-1 financing statements, promissory note and escrow agreement (hereinafter, the “Loan Documents”) for a statement of the terms thereof. All terms used in this Agreement which are defined in the Loan Documents or in Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of Texas and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Pledge and Grant of Security Interest . As collateral security for all of the Obligations (as defined in Section 3 hereof), Debtor hereby delivers, pledges and assigns to Secured Party and grants to Secured Party a continuing security interest in all of Debtor’s right, title and interest in and to any and all equitable and beneficial interest in the Debtor’s personal property set forth on Exhibit “A” attached hereto through the filing of UCC-1 financing statements in the jurisdictions of Florida, Georgia and Texas in favor of Secured Party (the “Pledged Collateral”).

SECTION 3. Security for Obligations. The security interest created hereunder in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (herein collectively referred to as the “Obligations”):

(a) All of Debtor’s duties, obligations, covenants and agreements arising under the terms of the Loan and all other documents given in substitution thereof or in modification, renewal, extension or expansion thereof, in whole or in part; and

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(b) All debts, obligations and other indebtedness now or hereafter incurred or arising pursuant to or permitted by the provisions of the Loan Documents or any other instrument now or hereafter evidencing, governing or securing the debts, obligations or any part thereof or otherwise executed in connection with the Loan evidenced by the Loan Documents.

The indebtedness, obligations, debts, covenants, agreements and undertakings referred to in this Section 3, and all renewals, extensions and modifications thereof and all substitutions therefor, in whole or in part, are hereinafter sometimes referred to as the “Obligations”, “secured indebtedness” or the “indebtedness secured hereby.”

SECTION 4. Financing Statements. Secured Party is hereby authorized by Debtor to and shall file UCC-1 financing statements in the jurisdictions of Florida, Georgia and Texas against and on behalf of Debtor and the Pledged Collateral in favor of Secured Party. It is agreed by both parties that in the event Debtor secures additional funding, Secured Party will allow any third parties to file additional UCC-1 financing statements which may encumber the Pledged Collateral.

SECTION 5. Representations and Warranties. Debtor represents and warrants to Secured Party as follows:

(a) To the best of Debtor’s knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the pledge hereunder by Debtor of, or the grant by Debtor of the security interest created hereby in, the Pledged Collateral.

(b) This Agreement, together with the filing of the UCC-1 filings in Florida, Georgia and Texas, creates a valid purchase money security interest in favor of Secured Party in the Pledged Collateral. Except as set forth in this Section 5(b), no action is necessary or desirable to perfect or otherwise protect such security interest.

SECTION 6. Covenants as to the Pledged Collateral.

(a) So long as any of the Obligations shall remain outstanding, Debtor will, unless Secured Party shall otherwise consent in writing, except as specified in Section 4 above:

(i) not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the pledge hereunder and the security interest created hereby and the pledge and security interest previously granted by Debtor in favor of Secured Party;

(ii) not, by its action or inaction in any manner, impair or allow the impairment of the value or enforceability of Secured Party’s security interest in any Pledged Collateral;

(iii) immediately notify Secured Party of any change in Debtor’s name, address or location, change in any matter warranted or represented in this Agreement, change that may affect the security interest, and any Event of Default (as defined in Section 9 hereof); and

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(iv) not permit any portion of the Pledged Collateral to be commingled with other assets or funds.

(b) It is expressly understood and agreed that on or before the Loan closing, Debtor will transfer, pledge, assign and deliver to the Secured Party the Pledged Collateral in the manner set forth herein.

SECTION 7. Additional Provisions Concerning the Pledged Collateral.

(a) Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral if Secured Party deems it appropriate.

(b) If Debtor fails to perform any agreement or obligation contained herein, Secured Party itself may perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor pursuant to Section 9 hereof.

(c) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, Secured Party shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to Debtor. Without limiting the foregoing, Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to renewals, surrenders, maturities or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 8. Events of Default. Each of the following conditions shall constitute an “Event of Default” hereunder upon the expiration of twenty (20) days from the date of Debtor’s receipt of written notice of such Event of Default, except as specified in Section 4 above:

(a) If Debtor fails to timely pay or perform any of the Obligations under the Loan or any of the Loan Documents provided that such failure becomes an Event of Default under such Loan or any of the other Loan Documents;

(b) If Debtor fails to timely pay or perform any obligation, covenant, or liability in any Loan Document between Debtor and Secured Party or in any other transaction secured by this Agreement;

(c) If any warranty, covenant or representation made to Secured Party by or on behalf of Debtor in the Loan Documents proves to have been false in any material respect when made;

(d) If any lien other than the one created hereby attaches to any of the Pledged Collateral, and Debtor fails to fulfill its obligations under Section 6(a)(ii) and remove such claim against the Pledged Collateral as evidenced by the lien within a reasonable period of time after Debtor obtains knowledge of such lien;

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(e) Upon the bankruptcy, dissolution or insolvency of Debtor; and

(f) If any Default or Event of Default occurs under any of the Loan Documents.

SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, Secured Party may exercise with respect to the Pledged Collateral, in addition to other rights and remedies provided for herein, under the other Loan Documents or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Texas and, without limiting the generality of the foregoing and without notice except as specified below, Secured Party may, at its option, do any one or more of the following:

(a) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby, by any available judicial procedure;

(b) surrender for payment and obtain payment of any portion of the Pledged Collateral, whether such Pledged Collateral shall have matured or the exercise of Secured Party’s rights result in loss of interest or principal or other penalty on such Pledged Collateral, and, in connection therewith, cause payment to be made directly to Secured Party;

(c) sell or otherwise dispose of all or any part of the Pledged Collateral in the manner provided in the Loan Documents or the Code;

(d) exercise any right of offset, setoff and other similar rights as provided in the Loan Documents or the Code;

(e) apply, by appropriate judicial proceedings, for appointment of a receiver for the Pledged Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

(f) at its discretion, retain the Pledged Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given with the exception that if Debtor arranges a sale of Pledged Collateral to a qualified buyer for a price that equals to or exceeds its Obligations under the Agreement, Secured Party shall be obligated to make such sale. Secured Party may adjourn any time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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SECTION I0. Miscellaneous.

(a) The benefits, rights and remedies of the Secured Party and the security contained herein or provided or in any of the other Loan Documents or at law and in equity are cumulative and may be pursued separately, successively, or concurrently against Debtor or any property covered under the Loan Documents at the sole discretion of Secured Party.

(b) In the event any provision of any of the Loan Documents is declared or adjudged to be unenforceable, illegal or invalid by any governmental authority, then such unenforceable, illegal or invalid provision shall be excised therefrom, and the remainder of the Loan Document so affected, together with all rights and remedies granted thereby, shall continue and remain in full force and effect and shall be construed as if such unenforceable, illegal or invalid provision had never been contained therein.

(c) No course of dealing between the Secured Party and the Debtor, nor any delay on the part of the Secured Party in exercising any rights hereunder or under any of the other Loan Documents, nor any failure of Secured Party at any time to enforce any provision of this Agreement or any of the other Loan Documents, shall operate as a waiver of any rights of the Secured Party, except to the extent, if any, expressly waived in writing by the Secured Party. Secured Party shall have the right at any and all times, without any prior notice to any person, to enforce strict compliance with all of the provisions hereof and the other Loan Documents, notwithstanding any such prior course of dealing or forbearance.

(d) All covenants, agreements, representations and warranties made by the Debtor in this Agreement and the other Loan Documents, and in any certificates or other documents or instruments delivered pursuant to this Agreement or any of the other Loan Documents, shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Debt is paid in full. Additionally, any advances of proceeds under the Loan made by the Secured Party pursuant to the Loan Agreement or any of the other Loan Documents shall continue in full force and effect until the Debt is paid in full. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Debtor.

(e) Except as otherwise provided herein or in any of the other Loan Documents, any notice, request, demand or other communication required hereunder or to otherwise be given hereunder shall be in writing, and shall be deemed to have been given and received when actually received, or whether actually received or not, when deposited in a post office or official depository of the United States Postal Service, sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to Debtor:	Safety Quick Lighting & Fans Corp
4400 Northpoint Parkway
Suite 154
Alpharetta, Georgia 30022
Attn: John Campi, President & CEO
Email:[*]

If to Secured Party:	Nielsen & Bainbridge, LLC
12303 Technology Blvd. #950
Austin, TX 78727
Attn: Gary Golden, CFO
Email: [*]

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The addresses for Debtor and Secured Party set forth in this Agreement may be changed by such party by giving written notice of such change to the other party in the manner provided herein for giving notice.

(f) Secured Party is not the agent or representative of Debtor, and Debtor is not the agent or representative of Secured Party.

(g) Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Debtor and Secured Party.

(h) Time is of the essence in performance of this Agreement by Debtor.

(i) The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

(j) This Agreement and the other Loan Documents delivered contemporaneously herewith constitute the entire agreement of the parties to the exclusion of any prior or contemporaneous oral or written agreement. This Agreement may not be amended except by written agreement signed by both parties.

(k) This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

(1) Except to the extent that the laws of the United States may apply or otherwise control this Agreement and the other Loan Documents, the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Texas and applicable federal law, and the rights and obligations hereunder shall be enforceable in Travis County, Texas.

(m) As long as the debt is paid in full by Debtor, this Security Agreement and any of the Loan Documents may be terminated at any time upon due notice. In such event all filed security documents shall be withdrawn or otherwise rendered null and void by applicable filling as required by each state in which the security instrument was filed, within 3-business days thereof and with notice to Debtor upon completing same.

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EXECUTED AND EFFECTIVE as of the 13th day of April, 2016.

DEBTOR:

SAFETY QUICK LIGHTING & FANS CORP,
a Florida corporation

By:	/s/ John Campi
John Campi, President & CEO

SECURED PARTY:

Nielsen & Bainbridge, LLC,
a Delaware limited liability company

By:	/s/ Gary Golden
Name:	Gary Golden
Title:	Chief Financial Offier

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